UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2015

NETLIST, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33170	95-4812784
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

175 Technology, Suite 150

Irvine, California 92618

(Address of Principal Executive Offices)

(949) 435-0025

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On June 3, 2015, Netlist, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) at the office of Merrill Corporation located at 2603 Main Street, Suite 100, Irvine, CA.  The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 27, 2015.  As of April 21, 2015, the record date for the Annual Meeting, there were 50,354,363 shares of common stock issued and outstanding and entitled to vote on the proposals presented at the Annual Meeting. A total of 37,198,334 shares, which constituted a quorum, were present or represented at the Annual Meeting. Set forth below are the final voting results for each of the two proposals submitted to a vote of the Company’s stockholders at the Annual Meeting:

Proposal 1 — Election of Directors.  The stockholders elected the following five persons as directors of the Company, each to serve as such for a term of one year (ending at the time of the Company’s annual meeting of stockholders to be held in 2016) or until their successors are duly elected and qualified or until their earlier resignation or removal. The votes cast were as follows:

Directors	For	Withheld	Broker Non-Vote
Chun Ki Hong	10,819,703	764,863	25,613,768
Charles F. Cargile	11,185,454	399,112	25,613,768
Jun S. Cho	11,408,037	176,529	25,613,768
Vincent Sheeran	11,401,641	182,925	25,613,768
Blake A. Welcher	11,192,185	392,381	25,613,768

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.  The stockholders ratified the appointment of KMJ Corbin & Company LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending January 2, 2016. The votes cast were as follows:

For	Against	Abstain
36,248,302	852,382	97,650

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETLIST, INC.

Date: June 4, 2015	By:	/s/ Gail M. Sasaki
Gail M. Sasaki
Vice President, Chief Financial Officer and Secretary